NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS CONTAINED IN THE MATERIALS MAILED WITH THIS BALLOT OR OTHER MATERIALS AUTHORIZED BY THE BANKRUPTCY COURT.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - x
                                    :
      In re                         :
                                    :     Chapter 11
 HOME HOLDINGS INC.,                :     Case No. 98 B 40319 (JHG)
                                    :
                        Debtor.     :
                                    :
- - - - - - - - - - - - - - - - - - x

               BENEFICIAL OWNER BALLOT FOR ACCEPTING OR REJECTING
              AMENDED PLAN OF REORGANIZATION OF HOME HOLDINGS INC.

                     (Class 4 Unsecured Claims -- Group 4-D)
                    7-7/8% Senior Notes Due December 15, 2003

            This Ballot is being sent to beneficial owners or entitlement holders(1) of 7-7/8% Senior Notes Due December 15, 2003 (the "7-7/8% Senior Notes") of Home Holdings Inc. (the "Debtor"). The Debtor's Amended Plan Of Reorganization, dated March 3, 1998 (the "Plan"), can be confirmed by the Bankruptcy Court and thereby made binding on beneficial owners if it is accepted by the holders of at least two-thirds in dollar amount and more than one-half in number of claims in each class voting on the Plan. In the event the requisite acceptances are not obtained, the Bankruptcy Court may nevertheless confirm the Plan if the Bankruptcy Court finds that the Plan accords fair and equitable treatment to the class or classes rejecting it and otherwise satisfies the requirements of 11 U.S.C. ss. 1129(b). To have the votes of beneficial owners count, you must complete and return this Ballot.

            PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. COMPLETE, SIGN, AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE. YOUR FINANCIAL INSTITUTION IS REQUIRED TO PROCESS YOUR BALLOT AND SUBMIT A MASTER BALLOT SO THAT IT IS RECEIVED BY 5:00 P.M., EASTERN STANDARD TIME, ON MARCH 27, 1998. PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE TO ENABLE YOUR FINANCIAL INSTITUTION TO PROCESS YOUR VOTE.

                 BALLOTS CAST BY FACSIMILE WILL NOT BE COUNTED.
         PLEASE READ THE ATTACHED INSTRUCTIONS ON RETURNING YOUR BALLOT.

            By signing below, you are certifying that either you were the beneficial owner on February 19, 1998 of the 7- 7/8% Senior Notes in the face amount set forth below or you are an authorized signatory for someone who was a beneficial owner of such face amount of such 7-7/8% Senior Notes on February 19, 1998.

            Beneficial owners may not split their vote on the Plan with respect to their 7-7/8% Senior Notes. If you are submitting a vote with respect to any 7-7/8% Senior Notes that you beneficially own, you must vote all of your 7-7/8% Senior Notes in the same way (i.e., all "accept" or all "reject").

            An authorized signatory of an eligible beneficial owner may execute this Ballot, but must provide the name and address of the beneficial owner on this Ballot and may be required to submit evidence to the Bankruptcy Court demonstrating such
--------
(1) In light of the revised Article 8 of the Uniform Commercial Code (the "UCC"), the term "beneficial owner(s)" also includes entitlement holders for purposes of completing this Ballot.

signatory's authorization to vote on behalf of the beneficial owner. Authorized signatories voting on behalf of more than one beneficial owner must complete a separate Ballot for each owner.

            You may receive multiple mailings containing Ballots, especially if you own your 7-7/8% Senior Notes through more than one bank, broker, or other intermediary. You should vote each Ballot that you receive for all of the 7-7/8% Senior Notes that you beneficially own.

            You must provide all of the information requested by this Ballot. Failure to do so may result in the disqualification of your vote.

Item 1. Face Amount Of 7-7/8% Senior Note Claims.

            I hereby certify that I am the beneficial owner (or authorized signatory for a beneficial owner) of $__________________ face amount [fill in blank] of 7-7/8% Senior Notes.

Item 2.  Vote On Plan.  (Please check one.)

            The undersigned:  |_|   ACCEPTS (votes FOR) the Plan.

                              |_|   REJECTS (votes AGAINST) the Plan.

Item 3. Election Regarding Membership Units In Home Insurance Holdings, LLC. (Please check one.)

            Should the Plan be confirmed and distributions made thereunder, the undersigned:

                              |_| AGREES TO ACCEPT Membership Units in Home Insurance Holdings, LLC and to be bound by the terms of the Home Insurance Holdings, LLC Agreement.

                              |_|   WAIVES his/her/its right to receive
                                    Membership Units in Home Insurance Holdings,
                                    LLC.

Item 4. Certification As To 7-7/8% Senior Notes Held In Additional Accounts.

            By returning this Ballot, the beneficial owner certifies that either
(1) he/she/it has not submitted any other Ballots for 7-7/8% Senior Notes held in other accounts or other record names, or (2) he/she/it has provided the information specified in the following table for all other 7-7/8% Senior Notes for which he/she/it has submitted additional Ballots (please use additional sheets of paper if necessary):

                  ONLY COMPLETE THIS SECTION IF YOU HAVE VOTED
                         BALLOTS OTHER THAN THIS BALLOT

Name Of Holder(2)           Account Number (If Applicable)  Principal Amount
-----------------           ------------------------------  ----------------

1. _____________________    ___________________________     $ __________________
2. _____________________    ___________________________     $ __________________
3. _____________________    ___________________________     $ __________________

--------
(2) Insert your name if the 7-7/8% Senior Notes are held by you in record name or, if held in street name, insert name of broker or bank (or their agent).

Item 5. By signing this Ballot, the undersigned hereby certifies that he/she either (a) is the registered or record holder or securities intermediary(3) and the beneficial owner of the 7-7/8% Senior Notes to which this Ballot pertains and is sending this Ballot directly to the Information Agent, MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010 (Att'n: Home Holdings, Ballot Tabulation) or (b) is the beneficial owner of the 7-7/8% Senior Notes, but not the registered or record holder, to which this Ballot pertains and is sending this Ballot to the registered or record holder of, or other nominee of the undersigned with respect to, the 7-7/8% Senior Notes to which this Ballot pertains, whom the undersigned hereby authorizes and instructs to
(x) execute a Master Ballot reflecting this Ballot and (y) deliver such Master Ballot to the Information Agent.

            The undersigned also acknowledges that his/her vote to accept or reject the Plan is subject to all the terms and conditions set forth in the Disclosure Statement.

                        Name Of Voter:_______________________________________
                                             (Print Or Type)

                        Social Security Or Federal Tax I.D. No.:_____________

                        Signature: __________________________________________

                        By: _________________________________________________

                        Print or Type Name:__________________________________

                        Title:_______________________________________________

                        Address: ____________________________________________

                                 ____________________________________________

                        Telephone Number: ___________________________________

                        Date Completed:______________________________________

   THE VOTING DEADLINE IS 5:00 P.M., EASTERN STANDARD TIME, ON MARCH 27, 1998.
                       PLEASE MAKE SURE YOU HAVE PROVIDED
                    ALL INFORMATION REQUESTED BY THIS BALLOT.

           YOU SHOULD NOT SUBMIT 7-7/8% SENIOR NOTES WITH THIS BALLOT.

--------
(3) In light of the revised Article 8 of the UCC, the term "registered owner(s)" also includes security intermediaries for purposes of completing this Ballot.


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